EXHIBIT (24)

                                  POWER OF ATTORNEY

               The undersigned, directors of Gleason Corporation ("Company"), hereby constitute and appoint James S. Gleason and Ralph E. Harper, or either of them, their respective true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign the name of the undersigned to the Company's fiscal 1994 Annual Report on Form 10-K, and to any amendment thereto, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the related rules and regulations thereunder, the undersigned hereby ratifying and confirming all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned have signed and delivered these presents as of this 21st day of February, 1995.


          Julian W. Atwater             James S. Gleason
          _________________             ________________
          Julian W. Atwater             James S. Gleason


          Robert W. Bjork               Donald D. Lennox
          _______________               ________________
          Robert W. Bjork               Donald D. Lennox


          J. David Cartwright           Robert A. Sherman
          ___________________           _________________
          J. David Cartwright           Robert A. Sherman